UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2010

BofI HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders.

BofI Holding, Inc. (the “Registrant” and the “Company”), parent of Bank of Internet USA, held its 2010 Annual Meeting of Shareholders on Thursday, October 21, 2010. Matters submitted to Shareholders at the meeting and the voting results thereof were as follows:

Proposal Item No. 1 – Election of Directors.

The Shareholders of the Company elected each of the Director nominees recommended by the Company’s Board of Directors to serve as Class III Directors for a three-year term until the 2013 Annual Meeting of Shareholders. The following is a breakdown of the voting results:

	Votes For	Votes Withheld	Non-Votes
Edward J. Ratinoff	6,098,179	334,535	2,184,802
Gordon L. Witter, Jr.	5,629,101	803,613	2,184,802

Proposal Item No. 2 – Ratification of Independent Registered Public Accounting Firm.

The Shareholders of the Company ratified Crowe Horwath LLP as the Company’s independent registered public accounting firm for the current fiscal year. The following is a breakdown of the voting results:

	Votes For	Votes Against	Votes Abstain
Crowe Horwath LLP	8,555,593	46,903	15,020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: October 27, 2010	By:	/S/ ANDREW J. MICHELETTI
Andrew J. Micheletti
Executive Vice President and Chief Financial Officer